Exhibit 99.1

ExamWorks Increases Fourth Quarter and Full Year Guidance for 2012;
Positive Momentum Continues and Impact of Hurricane Sandy Less Than Expected

ATLANTA, GA. December 4, 2012 - ExamWorks Group, Inc. (NYSE: EXAM), a leading provider of independent medical examinations (IMEs), peer reviews, bill reviews and related services, announced today that the Company is increasing guidance for the fourth quarter and full year 2012 to more accurately reflect the impact from Hurricane Sandy and performance during the first two months of the quarter.

Fourth Quarter Guidance 2012

ExamWorks expects fourth quarter 2012 reported revenue to range between $135 million and $138 million.  The revenue range has increased from $128 million and $137 million provided during the third quarter 2012 earnings call, inclusive of the estimated impact of Hurricane Sandy.  Current expectations include approximately $4 million in lost revenue due to Hurricane Sandy.  During the third quarter 2012 earnings call, ExamWorks estimated approximately $5 million to $10 million in lost revenue due to the impact of Hurricane Sandy on the northeastern U.S. businesses. The revised revenue guidance excludes the impact of any acquisitions that may be completed in the fourth quarter of 2012.

Fourth quarter 2012 adjusted EBITDA margin is expected to range between 14.5% and 15.5% of reported revenue given the impact of Hurricane Sandy.  Absent Hurricane Sandy, adjusted EBITDA margin would have been between 15% and 16% of reported revenue.  Adjusted EBITDA is a non-GAAP measure, the use of which by ExamWorks is described below.

Full Year Guidance 2012

ExamWorks expects for the full year 2012 reported revenue to range between $517 million and $520 million and adjusted EBITDA margin to range between 15% and 16% of reported revenue, inclusive of the impact of Hurricane Sandy.  The revenue range has increased from $510 million and $519 million provided during the third quarter 2012 earnings call, inclusive of the estimated impact of Hurricane Sandy.

Commenting on today's announcement, Richard E. Perlman, Executive Chairman of ExamWorks, said:  “The growth and momentum evident over the first three quarters of 2012 has continued during the current quarter.  Even with Hurricane Sandy’s impact, from which our operations recovered extraordinarily well, we are pleased with our performance in 2012.  We remain very optimistic about 2013.”

James K. Price, CEO of ExamWorks, added: "We are pleased that our disaster recovery efforts were successful and worked to minimize Hurricane Sandy’s impact.  We are extremely appreciative of the hard work and dedication of our approximately 400 New York/New Jersey-based employees during and after the hurricane.    In addition to the extraordinary efforts by our employees, our private cloud network infrastructure proved its value as our network and our customers’ data and information in the Hurricane’s path were fully protected and available.”

About ExamWorks Group

ExamWorks Group, Inc. is a leading provider of independent medical examinations ("IMEs"), peer and bill reviews and related services. We help our clients manage costs and enhance their risk management processes by verifying the validity, nature, cause and extent of claims, identifying fraud and providing fast, efficient and quality IME services. ExamWorks is focused on providing clients a national presence while maintaining the local service and capabilities they need and expect.

Non-GAAP Financial Measures

In connection with the ongoing operation of our business, our management regularly reviews Adjusted EBITDA, a non-GAAP financial measure, to assess our performance. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, acquisition-related transaction costs, share-based compensation expenses, and other non-recurring costs. We believe that Adjusted EBITDA is an important measure of our operating performance because it allows management, lenders, investors and analysts to evaluate and assess our core operating results from period to period after removing the impact of changes to our capitalization structure, acquisition related costs, income tax status, and other items of a non-operational nature that affect comparability.

We believe that various forms of the Adjusted EBITDA metric are often used by analysts, investors and other interested parties to evaluate companies such as ours for the reasons discussed above. Additionally, Adjusted EBITDA is used to measure certain financial covenants in our credit facility. Adjusted EBITDA is also used for planning purposes and in presentations to our Board of Directors as well as in our incentive compensation programs for our employees, excluding our senior management.

Non-GAAP information should not be construed as an alternative to GAAP information, as the items excluded from the non-GAAP measures often have a material impact on our financial results. Management uses, and investors should use, non-GAAP measures in conjunction with our GAAP results.

Forward Looking Statements

Statements made in this press release that express ExamWorks' or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements, which ExamWorks intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements often include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate," or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes. Forward-looking statements may include information concerning ExamWorks' possible or assumed future results of operations, including descriptions of ExamWorks' revenues, profitability, outlook and overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to ExamWorks' operations and business environment, all of which are difficult to predict and many of which are beyond ExamWorks' control. Although ExamWorks believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many uncertainties and factors could affect ExamWorks' actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including but not limited to: our limited operating history; our ability to implement our growth strategy and acquisition program; our ability to integrate completed acquisitions; our expansion into international markets; our ability to secure additional financing; regulation of our industry; our information technology systems; our ability to protect our intellectual property rights and other information; our ability to compete successfully with our competitors; our ability to retain qualified physicians and other medical providers for our medical panel; our ability to retain our clients; our ability to provide accurate health-related risk assessment analyses of data; our ability to retain key management personnel; and restrictions in our credit facility, senior notes indenture and future indebtedness. In addition, the risks discussed in our periodic reports, registration statements and other filings with the Securities and Exchange Commission could cause actual results to differ materially from the results anticipated by forward-looking statements.

You should keep in mind that any forward-looking statement made by ExamWorks herein, or elsewhere, speaks only as of the date on which made. ExamWorks expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in ExamWorks' expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

CONTACT:

ExamWorks Group, Inc.
J. Miguel Fernandez de Castro
404-952-2400
Senior Executive Vice President and Chief Financial Officer
investorrelations@examworks.com